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                                                                       EXHIBIT 5


[LOGO] KILPATRICK                                 Suite 2800  1100 Peachtree St.
       STOCKTON LLP                                        Atlanta GA 30309-4530
       Attorneys at Law                           t 404 815 6500  f 404 815 6555
                                                      www.KilpatrickStockton.com


July 30, 2004


TurboChef Technologies, Inc.
Six Concourse Parkway
Suite 1900
Atlanta, Georgia  30328

        RE:     FORM S-3 REGISTRATION STATEMENT

Gentlemen:

        At your request, we have examined the Registration Statement to be filed by TurboChef Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on July 30, 2004 with respect to the registration under the Securities Act of 1933, as amended, of 54,830,853 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), for resale to the public by the selling stockholders named in the Registration Statement (the "Selling Stockholders").

        As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions herein expressed. On the basis of the foregoing, it is our opinion that the shares of Common Stock to be sold by the Selling Stockholders as described in the Registration Statement are validly issued, fully-paid and nonassessable. This opinion is limited to the Delaware General Corporation Law and reported judicial decisions hereunder, and we do not express any opinion herein concerning any other law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                              KILPATRICK STOCKTON LLP

                                              /s/  Reinaldo Pascual

                                              Reinaldo Pascual
                                              a Partner